UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2014

EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 600, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                                        Material Modifications to Rights of Security Holders.

With respect to the rights of holders of the common shares of beneficial interest, $0.01 par value per share, of Equity Commonwealth (formerly known as CommonWealth REIT) (the “Company”), the disclosure set forth in Item 5.03 and Item 5.07 is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Interim Base Salary

On July 31, 2014, the Compensation Committee of the Company’s Board of Trustees (the “Board”) approved a change to the interim annual base salary of Adam Markman, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, from $400,000 to $450,000, with such change being retroactive to July 14, 2014.  As previously disclosed, the Compensation Committee is currently evaluating the Company’s executive compensation program, and with the assistance of an executive compensation consultant, will propose a new program to the Board.

Trustee Resignations Solely to Declassify the Board

As previously disclosed, on June 5, 2014, solely to declassify the Board at the Company’s 2014 Annual Meeting of Shareholders (the “Annual Meeting”), each of Sam Zell, David Helfand, Peter Linneman, James L. Lozier, Jr. and Kenneth Shea delivered to the Board their respective resignations as trustee effective immediately prior to the vote on the election of trustees at the Annual Meeting. These trustees constitute the trustees whose terms did not expire at the Annual Meeting, and they each agreed to stand for re-election to a one year term. As described below, at the Annual Meeting on July 31, 2014, the Company’s shareholders duly approved the declassification of the Company’s Board, which became effective at such time.  Following the declassification, each of the trustees named above were then re-elected to the Board for a one year term.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Charter

At the reconvened session of the Company’s Annual Meeting on July 31, 2014, the Company’s shareholders approved, among other things, each of the proposed amendments to the Company’s Third Amendment and Restatement of Declaration of Trust (the “Prior Charter”) described in Item 5.07 below and in Proposals 2 and 3 in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on June 23, 2014 and supplemented on July 10, 2014 (the “Proxy Statement”), which disclosure is incorporated herein by reference (such amendments, the “Charter Amendments”).

On July 31, 2014, immediately following this approval, the Company filed Articles of Amendment and Restatement of Declaration of Trust (the “Amended and Restated Charter”) with the Maryland State Department of Assessments and Taxation.  The Amended and Restated Charter fully amends and restates the Prior Charter to implement and incorporate the Charter Amendments and also to change the Company’s name to “Equity Commonwealth,” as the Company has previously announced.  The Amended and Restated Charter became effective on July 31, 2014.

The foregoing description of the Amended and Restated Charter, and the Charter Amendments implemented thereby, is not complete and is subject to and qualified in its entirety by reference to the Amended and Restated Charter, a copy of which is attached hereto as Exhibit 3.1 and is incorporated in this Item 5.03 by reference.

Second Amended and Restated Bylaws

As previously disclosed, on June 5, 2014, the Board approved the Amended and Restated Bylaws of the Company (the “Initial Amended and Restated Bylaws”) to replace the Company’s prior bylaws (the “Prior Bylaws”).  Although the Initial Amended and Restated Bylaws became effective on June 5, 2014, they contained certain amendments to the Prior Bylaws that, by their terms, did not become effective until adoption of the Charter Amendments at the Annual Meeting.  In light of these delayed amendments becoming effective at the Annual Meeting, the Company has restated the Initial Amended and Restated Bylaws (as restated, the “Second Amended and Restated Bylaws”) to include these delayed amendments, which include amendments to, among other things:

•                  Provide for a plurality voting standard in contested trustee elections, rather than requiring the approval of a majority of outstanding shares;

•                  Increase the maximum permitted number of trustees to 13;

•                  Eliminate the requirement that incumbent trustees tender their resignations prior to an annual meeting in which the trustees’ terms would not otherwise expire (because the Charter Amendments declassified the Board);

•                  Include indemnification rights of present and former trustees or officers of the Company, whereas previously, the indemnification rights were included in the Prior Charter;

•                  Delete the REIT-related ownership limitations with respect to the Company’s securities, as the Amended and Restated Charter includes up-to-date and customary REIT ownership limitations consistent with the ownership limitations in the charters of other publicly traded REITs;

•                  Permit the Board to hold the annual meeting of shareholders on a date and time each year to be set by the Board, rather than within six months after the end of the Company’s fiscal year;

•                  Permit the Chairman of the Board, the Chief Executive Officer, the President or a majority of the trustees (in addition to the shareholders) to call a special meeting of shareholders, instead of solely the Chief Executive Officer or a majority of the “Independent Trustees” (which previously was a category of trustees who were not affiliated with the Company’s external advisor);

•                  Establish that quorum for a Board meeting requires only a majority of trustees and does not also require that a majority of any particular subset of trustees (e.g., a majority of the “Independent Trustees”) be present;

•                  Provide that a trustee elected to fill a vacancy will hold office until the next annual meeting of shareholders (because the Charter Amendments declassified the Board), rather than holding office for the unexpired term of the former trustee; and

•                  Provide the Board increased flexibility to create committees that consist of one or more trustees, rather than being limited to three or more members, or, in the case of a standing committee, at least one trustee and two non-trustees.

The foregoing description of the Second Amended and Restated Bylaws, and the amendments to the Prior Bylaws contained therein, is not complete and is subject to and qualified in its entirety by reference to the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated in this Item 5.03 by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On July 31, 2014, the Company held the reconvened session of its Annual Meeting.  As previously disclosed, the Company initially convened its Annual Meeting on June 30, 2014 but promptly adjourned it to July 31, 2014, prior to the shareholders voting on any proposal, in order to give the shareholders an ample opportunity to consider the proposals to be acted upon and to allow sufficient time for the Company to solicit proxies.  At the reconvened session of the Annual Meeting, the Company’s shareholders (i) elected eleven trustees for one-year terms, (ii) approved various amendments to its Prior Charter requiring majority approval of shareholders, (iii) approved various amendments to its Prior Charter requiring 75% approval of shareholders, (iv) approved the reimbursement of certain expenses to Related Fund Management, LLC (“Related”) and Corvex Management LP (“Corvex”), and (v) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The proposals are described in the Company’s Proxy Statement. The final voting results for each proposal are set forth below.

Proposal 1:                                Election of Trustees

At the reconvened session of the Annual Meeting, shareholders elected eleven trustees of the Company to serve until the 2015 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

In order to fully declassify the Board at the Annual Meeting, the Company’s shareholders approved the Charter Amendments, including the proposal to declassify the Board, as the first order of business.  After filing the Amended and Restated Charter with the State of Maryland, the Company then elected trustees and voted on the remaining proposals.  In addition, as described above, all of the trustees whose terms would not otherwise have expired at the Annual Meeting voluntarily resigned immediately prior to approval of the Board declassification in order to stand for re-election at the Annual Meeting.  By taking these measures in advance of the election of trustees, the Company was able to fully declassify the Board at the Annual Meeting and elect all of its trustees to one-year terms.

The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sam Zell	104,910,384	2,888,219	11,278,553
James S. Corl	106,877,021	921,582	11,278,553
Martin L. Edelman	99,039,414	8,759,189	11,278,553
Edward A. Glickman	106,851,448	947,155	11,278,553
David Helfand	107,436,081	362,522	11,278,553
Peter Linneman	106,327,429	1,471,174	11,278,553
James L. Lozier, Jr.	106,809,757	988,846	11,278,553
Mary Jane Robertson	107,094,621	703,982	11,278,553
Kenneth Shea	106,791,923	1,006,680	11,278,553
Gerald A. Spector	107,122,291	676,312	11,278,553
James A. Star	107,124,710	673,893	11,278,553

Proposal 2:           Certain Amendments to the Company’s Declaration of Trust (Majority Approval)

At the reconvened session of the Annual Meeting, the Company’s shareholders approved the following amendments to the Company’s Prior Charter requiring majority shareholder approval, which are all of the charter amendments included in Proposal 2 in the Company’s Proxy Statement.  The table below sets forth the voting results for each amendment included in this proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
2(a) — Amendment to Adopt Plurality Voting in Contested Trustee Elections	106,774,519	892,410	131,674	11,278,553
2(b) — Amendment to Lower the General Shareholder Voting Standard	106,689,172	997,525	131,906	11,278,553
2(c) —Amendment to Require Majority Vote for a Transfer of All or Substantially All Assets	106,813,561	872,943	112,099	11,278,553
2(d) —Amendment to Convert Indemnification Rights to Permissive to the Full Extent of Maryland Law	106,723,615	898,324	176,664	11,278,553
2(e) —Amendment to Eliminate the Obligation of Shareholders to Indemnify the Company	106,756,622	915,812	126,169	11,278,553
2(f) —Amendment to Eliminate the External Advisor Provisions	106,753,235	906,402	138,966	11,278,553
2(g) —Amendment to Align Related Party Transaction Requirements with Maryland Law	101,690,994	5,974,699	132,910	11,278,553
2(h) —Amendment to Increase Flexibility in Scheduling Annual Meetings	102,426,545	5,243,628	128,430	11,278,553
2(i) —Amendment to Increase Flexibility in Approval of Investments	106,469,885	1,161,090	167,628	11,278,553
2(j) —Amendment to Increase Flexibility in Structuring Board Committees	99,389,364	8,277,498	131,741	11,278,553
2(k) — Amendment to Increase the Shareholder Voting Requirement for Certain Successor Restructurings	97,904,194	9,728,064	166,345	11,278,553
2(l) —Amendment to Eliminate the Board’s Ability to Remove a Trustee	106,664,007	990,031	144,565	11,278,553
2(m) —Amendment to Require Unanimity for Trustees to Act by Written Consent	106,754,031	903,095	141,477	11,278,553
2(n) —Amendments Regarding Conforming Changes and Other Immaterial Modifications to the Charter and Amendment and Restatement of the Charter	106,740,743	875,881	181,979	11,278,553

Proposal 3:           Certain Amendments to the Company’s Declaration of Trust (75% Approval)

At the reconvened session of the Annual Meeting, the Company’s shareholders approved the following amendments to the Company’s Prior Charter requiring 75% shareholder approval, which are all of the charter amendments included in Proposal 3 in the Company’s Proxy Statement.  The table below sets forth the voting results for each amendment included in this proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
3(a) — Amendment to Declassify the Board and Provide for Annual Elections	106,815,784	859,540	123,279	11,278,553
3(b) — Amendment to Provide Majority Voting for Mergers	106,800,847	893,668	104,088	11,278,553
3(c) — Amendment to Require Majority Vote for Charter Amendments	106,792,759	899,160	106,684	11,278,553
3(d) — Amendment to Remove Voting Standard for Combinations with 10% Shareholders	106,641,008	990,012	167,583	11,278,553
3(e) — Amendment to Increase the Number of Permitted Trustees	106,166,138	1,479,439	153,026	11,278,553
3(f) — Amendment to Install Revised REIT Ownership Limitation Provisions	106,708,368	940,975	149,260	11,278,553
3(g) — Amendment to Broaden Investment Policy	106,505,876	1,160,678	132,049	11,278,553

Proposal 4:           Reimbursement of Expenses to Related and Corvex

At the reconvened session of the Annual Meeting, the Company’s shareholders approved the reimbursement of up to approximately $33.5 million of out-of-pocket third party expenses incurred by Related and Corvex in connection with their consent solicitations to remove our prior trustees from the Board and elect a new slate of nominees and to engage in related litigation.  As previously disclosed, 50% of these expenses became reimbursable upon shareholder approval and an additional 25% are reimbursable in each of the following two years if the Company’s average closing share price is at least $26.00 in each such year.  The table below sets forth the voting results this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,196,751	6,441,415	160,437	11,278,553

Proposal 5:           Ratification of the Appointment of Independent Registered Public Accounting Firm

At the reconvened session of the Annual Meeting, the Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
118,404,869	474,880	197,407

Item 7.01.             Regulation FD Disclosure.

In response to a question posed at the Annual Meeting regarding the Company’s common share dividend policy, the Company stated that although management is evaluating its options as to the appropriate common dividend policy and that no decision has been made, it does not believe that continuing to pay a dividend in excess of cash flow is sustainable.  The Company stated that it anticipates the quarterly common dividend likely will be reduced from the level being paid before the prior Trustees were removed on March 25, 2014.

Item 9.01.             Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description
3.1	Articles of Amendment and Restatement, dated July 31, 2014
3.2	Second Amended and Restated Bylaws, dated July 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH

	By:	/s/ Orrin Shifrin
	Name:	Orrin Shifrin
	Title:	General Counsel and Secretary

Date: August 1, 2014